                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                              ---------------------



                               AMENDED FORM 8-K/A

                                 CURRENT REPORT

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   April 1, 1998



                            JERRY'S FAMOUS DELI, INC.
             (Exact name of registrant as specified in its charter)



        California                                          0-26956
(State or Other Jurisdiction of                        (Commission File Number)
Incorporation or Organization)

                                   95-3302338
                                (I.R.S. Employer
                              Identification No.)

        12711 Ventura Boulevard, Suite 400, Studio City, California 91604
                    (Address of Principal Executive Offices)


                                 (818) 766-8311
              (Registrant's Telephone Number, Including Area Code)

           The purpose of this Amended Form 8-K is to provide the financial statements and the pro forma financial information for the acquired business, Epicure Market, Inc., required under Item 7.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                (a)     Financial Statements of Business Acquired

                        Pursuant to Regulation S-X 210.3-05, audited financial statements for the years ended September 27, 1997 and September 28, 1996 and unaudited financial statements for the three-month periods ended December 27, 1997 and December 28, 1996, are provided. Jerry's Famous Deli, Inc. acquired certain assets (inventory and property and equipment) and the operations of Epicure Market, Inc. (the "Company" or "Epicure"), on April 1, 1998.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Stockholders of
Epicure Market, Inc.
Miami Beach, Florida


We have audited the accompanying balance sheets of Epicure Market, Inc. (the "Company") as of September 27, 1997 and September 28, 1996, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Epicure Market, Inc. as of September 27, 1997 and September 28, 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



COOPERS & LYBRAND  L.L.P.


Miami, Florida
March 20, 1998

                              EPICURE MARKET, INC.

                                 BALANCE SHEETS


                                                          SEPTEMBER 27,      SEPTEMBER 28,    DECEMBER 27,
                                                              1997              1996              1997
                                                           ----------        ----------        ----------
                                                                                               (UNAUDITED)
                                   ASSETS
Current assets
   Cash and cash equivalents                               $  811,093        $  841,272        $1,397,625
   Accounts receivable, trade                                  73,898            84,879            99,345
   Inventory                                                  471,958           362,701           410,469
   Advances and prepayments                                   110,004           113,013            62,875
   Current maturities of mortgage
   receivable, related entity                                      --            26,443                --
   Loans due from related party                               510,445                --           527,828
                                                           ----------        ----------        ----------
         Total current assets                               1,977,398         1,428,308         2,498,142
                                                           ----------        ----------        ----------

Property and equipment:
   Parking lot                                                560,129           542,663           560,129
   Leasehold improvements                                     500,067           434,208           511,520
   Fixtures and equipment                                     903,030           887,487           855,974
   Automotive equipment                                            --            43,377                --
                                                           ----------        ----------        ----------
                                                            1,963,226         1,907,735         1,927,623
   Less: accumulated depreciation                             663,157           696,658           614,729
                                                           ----------        ----------        ----------

   Net property and equipment                               1,300,069         1,211,077         1,312,894
                                                           ----------        ----------        ----------

Investments at cost                                            13,257            13,162            13,489
Deposits                                                       48,174            42,675            45,125
Federal income tax deposit                                     96,475           105,798            96,475
                                                           ----------        ----------        ----------

         Total assets                                      $3,435,373        $2,801,020        $3,966,125
                                                           ==========        ==========        ==========


                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable                                        $  314,993        $  305,646        $  468,998
   Accrued expenses                                           518,103           362,330           521,097
   Loans payable-related parties                              153,847           176,403                --
   Accrued taxes, other than income taxes                      23,355            26,587            33,484
   Due to affiliated entity                                   126,388           126,388           126,388
                                                           ----------        ----------        ----------
         Total current liabilities                          1,136,686           997,354         1,149,967
                                                           ----------        ----------        ----------

Commitments

Stockholders' equity:
   Common stock, no par value; 50 shares
      authorized, issued and outstanding                       22,000            22,000            22,000
   Retained earnings                                        2,276,687         1,781,666         2,794,158
                                                           ----------        ----------        ----------
         Total stockholders' equity                         2,298,687         1,803,666         2,816,158
                                                           ----------        ----------        ----------

         Total liabilities and stockholders' equity        $3,435,373        $2,801,020        $3,966,125
                                                           ==========        ==========        ==========

   The accompanying notes are an integral part of these financial statements

                              EPICURE MARKET, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS


                                                          YEAR ENDED                             THREE MONTHS ENDED
                                               ---------------------------------         ---------------------------------
                                               SEPTEMBER 27,        SEPTEMBER 28,        DECEMBER 27,         DECEMBER 28,
                                                   1997                 1996                 1997                 1996
                                               ------------         ------------         ------------         ------------
                                                                                                     (UNAUDITED)
Sales                                          $ 13,270,386         $ 13,328,417         $  3,872,654         $  3,543,789
Cost of sales                                     5,676,073            6,107,493            1,705,064            1,579,743
                                               ------------         ------------         ------------         ------------

Gross profit                                      7,594,313            7,220,924            2,167,590            1,964,046
                                               ------------         ------------         ------------         ------------

Operating expenses:
Salaries                                          3,645,827            3,661,144              944,459              873,249
General and administrative                        1,454,664            1,544,684              356,402              355,413
Rent                                                450,712              395,995              123,195               88,237
Insurance                                           260,354              257,203               79,752               78,681
Payroll taxes                                       256,169              254,124               67,051               65,851
Utilities                                           239,399              224,445               62,144               59,844
Depreciation and amortization                       149,525              131,543               35,508               31,224
                                               ------------         ------------         ------------         ------------

           Total operating expenses               6,456,650            6,469,138            1,668,511            1,552,499
                                               ------------         ------------         ------------         ------------

Income from operations                            1,137,663              751,786              499,079              411,547
                                               ------------         ------------         ------------         ------------

Other income (expense):
Interest income                                      63,246               28,423               18,842                9,225
Interest expense                                    (12,464)             (18,676)                (450)              (3,883)
Gain on sale of automotive
  equipment                                           6,576                   --                   --                   --
Abandonment loss                                         --              (77,157)                  --                   --
                                               ------------         ------------         ------------         ------------


           Total other income (expense)              57,358              (67,410)              18,392                5,342
                                               ------------         ------------         ------------         ------------

Net income                                        1,195,021              684,376              517,471              416,889

Retained earnings, at beginning                   1,781,666            1,697,290            2,276,687            1,781,666
  of period
Dividends paid                                     (700,000)            (600,000)                  --                   --
                                               ------------         ------------         ------------         ------------

Retained earnings, at end
  of period                                    $  2,276,687         $  1,781,666         $  2,794,158         $  2,198,555
                                               ============         ============         ============         ============



    The accompanying notes are an integral part of these financial statements

                              EPICURE MARKET, INC.

                            STATEMENTS OF CASH FLOWS

                                                                          YEAR ENDED                     THREE MONTHS ENDED
                                                                ---------------------- ------       -----------------------------
                                                                SEPTEMBER 27,    SEPTEMBER 28,      DECEMBER 27,      DECEMBER 28,
                                                                    1997             1996              1997               1996
                                                                -----------       -----------       -----------       -----------
                                                                                                              (UNAUDITED)
Operating activities:
   Net income                                                   $ 1,195,021           684,376       $   517,471       $   416,889
   Adjustments to reconcile net income to
      net cash provided by operating activities:
      Depreciation and amortization                                 149,525           131,543            35,508            31,224
      Gain on sale of automotive equipment                           (6,576)               --                --                --
       Loss from abandonment of leasehold
          improvements                                                   --            77,157                --                --
         Decrease (increase) in accounts receivable                  10,981             9,440           (25,447)          (57,364)
         (Increase) decrease in inventories                        (109,257)           94,686            61,489           (67,188)
         Decrease (increase) in advances and prepayments              3,009            (7,614)           47,129            42,475
         (Increase) decrease in deposits                             (5,499)           (6,503)            3,049            (4,881)
         Decrease (increase) in federal income tax deposit            9,323           (22,521)               --                --
         Increase (decrease) in accounts payable                      9,347           (29,910)          154,005           111,295
         Increase (decrease) in accrued expenses                    155,773           107,223             2,993            (8,139)
         (Decrease) increase in accrued taxes,
             other than income taxes                                 (3,232)            3,683            10,129             5,279
                                                                -----------       -----------       -----------       -----------

           Net cash provided by operating
             activities                                           1,408,415         1,041,560           806,326           469,590
                                                                -----------       -----------       -----------       -----------

Investing activities:
   Expenditures for property and  equipment                        (238,941)         (158,593)          (48,332)          (45,893)
   Proceeds from sale of automotive
     equipment                                                        7,000                --                --                --
   Loans to related party                                          (510,445)               --                --                --
   Purchases of investments                                             (95)               --              (232)              (95)
                                                                -----------       -----------       -----------       -----------

           Net cash used in investing activities                   (742,481)         (158,593)          (48,564)          (45,988)
                                                                -----------       -----------       -----------       -----------

Financing activities:
   Proceeds from principal reduction
      of mortgage receivable                                         26,443            24,416                --             6,415
   Payment of cash dividends to stockholders                       (700,000)         (600,000)
   Repayment of loans from related parties                               --                --             8,820                --
   Repayment of loans to related parties                           (327,334)         (522,492)         (180.050)          (15,908)
   Borrowings from related parties                                  304,778           440,640                --                --
                                                                -----------       -----------       -----------       -----------

           Net cash used in financing
              activities                                           (696,113)         (657,436)         (171,230)           (9,493)
                                                                -----------       -----------       -----------       -----------

Net (decrease) increase in cash
   and cash equivalents                                             (30,179)          225,531           586,532           414,109

Cash and cash equivalents at beginning
   of period                                                        841,272           615,741           811,093           841,272
                                                                -----------       -----------       -----------       -----------

Cash and cash equivalents at end of period                      $   811,093       $   841,272       $ 1,397,625       $ 1,255,381
                                                                ===========       ===========       ===========       ===========

Supplemental disclosure:

   Interest paid during the period                              $    12,810       $    21,551       $     4,310       $     5,789
                                                                -----------       -----------       -----------       -----------



    The accompanying notes are an integral part of these financial statements

                              EPICURE MARKET, INC.


                          NOTES TO FINANCIAL STATEMENTS



1.         Nature of Operations and Summary of Significant Accounting Policies

           Epicure Market, Inc. (the "Company") was incorporated under the laws of the state of Florida in September 1958. The Company is located in Miami Beach, Florida and sells food products to local retail and wholesale customers.

           Effective September 26, 1997, the stockholders of the Company signed a letter of intent with Jerry's Famous Deli, Inc., a California corporation, to sell the business of the Company for approximately $7,100,000 in cash and 934,509 shares of Jerry's Famous Deli, Inc. common stock. The closing is expected to occur on April 1, 1998.


           Cash and Cash Equivalents

           Cash and cash equivalents include cash on hand and credit card receivables which are collected within seven days.


           Inventories

           Inventory is stated at the lower of cost (first-in, first-out method) or market.

           Property and Equipment

           Property and equipment are recorded at cost. Depreciation and amortization expense is computed using straight-line and declining methods over the estimated useful lives of the assets or the lease term, whichever is shorter, as follows:

            Leasehold Improvements                             7-20 years
            Equipment                                          5-10 years
            Vehicles                                              5 years

           Costs of repairs and maintenance are charged to operating expense as incurred; improvements and betterments are capitalized. When items are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any resulting gains or losses are credited or charged to income.

           The Company periodically evaluates the carrying value of long-lived assets for impairment in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS No. 121). SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Based on present circumstances, management of the Company does not believe that any impairment indicators are present.

                              EPICURE MARKET, INC.


                          NOTES TO FINANCIAL STATEMENTS



1.         Nature of Operations and Summary of Significant Accounting Policies,
           Continued:

           Advertising

           Advertising costs are expensed as incurred and amounted to approximately $103,300 and $133,200 for the years ended September 27, 1997 and September 28, 1996, respectively.

           Income Taxes

           The Company, with the consent of its stockholders, has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed on the Company's taxable income. Therefore, no provision or liability for income taxes is reflected in the accompanying financial statements.

           Concentration of Credit Risk

           Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash and trade receivables. At times, cash balances may be in excess of Federal Deposit Insurance Corporation insurance limits. Management believes that receivables are well diversified.

           Fiscal Year

           The Company's fiscal year ends on the last Saturday in September. The fiscal years ended September 27, 1997 and September 28, 1996 each comprised fifty-two weeks.

           Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2.         Related Party Transactions

           In September 1977, the Company sold land and building to its principal stockholders for $550,000 and subsequently leased back a portion of these facilities. The Company also took a purchase money mortgage of $275,000 to facilitate the sale. The mortgage requires monthly payments of $2,300 including interest at 8% through September 1997. The Company's lease expires in November 1998 and provides for annual rentals of $300,000 to December 31,1996, $350,000 to June 1997, and $400,000 thereafter. The Company is in negotiations to extend the lease through November 2018 which would provide for annual rentals of $400,000 through that date. In addition to the fixed rental, the Company is required to pay real estate taxes. The Company also has a lease expiring in November 2002 for parking spaces from an unrelated party.

                              EPICURE MARKET, INC.


                          NOTES TO FINANCIAL STATEMENTS



2.         Related Party Transactions, Continued

           At September 27, 1997, the aggregate minimum rental payments under operating leases are as follows:


                     1998                                            $  433,600
                     1999                                               435,140
                     2000                                               435,280
                     2001                                               435,280
                     2002                                               435,280
                     Thereafter                                       7,267,667
                                                                     ----------

                     Total                                           $9,442,247
                                                                     ==========

           For the years ended September 27, 1997, and September 28, 1996, rent expense aggregated $450,712 and $395,995, respectively, including $39,123 and $36,692, respectively, of rentals paid to unrelated parties for parking facilities.

           In 1996, the Company's office and warehouse facilities were demolished to facilitate reconstruction and expansion. Accordingly, the remaining book value of the related leasehold improvements was written-off.

           The loans due from related party are due on demand and bear interest at the prime rate; 8.50% at September 27, 1997.

           The loans payable to related parties are due on demand and bear interest at the prime rate; 8.50% at September 27, 1997.

           The amount due affiliate is due on demand and is not interest bearing.

           The Company has lifetime consulting agreements with two of its former officers for $70,000 and $50,000 a year, respectively.

3.         Deferred Compensation Plan:

           The Company has adopted a participatory deferred compensation plan (Section 401(k) of the Internal Revenue Code) wherein the Company matches employee contributions up to 3% of an eligible employee's yearly compensation. All employees are eligible to participate in the plan after one year of service with the Company and a minimum 20.5 years of age. For the fifty-two weeks ended September 27, 1997 and September 28, 1996, the Company matched and charged to the statements of income $68,172 and $64,657, respectively.

                              EPICURE MARKET, INC.


                          NOTES TO FINANCIAL STATEMENTS


4.         Unaudited Interim Financial Information

           The unaudited balance sheet as of December 27, 1997 and the unaudited statements of income and retained earnings and cash flows for the three-month periods ended December 27, 1997 and December 28, 1996 (collectively, "interim financial information"), are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of the Company's management, the interim financial information includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results of the interim periods.

           The results of operations for the three-months ended December 27, 1997 may not be indicative of the operating results to be achieved for the full year or any other interim period.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                      (b) Unaudited Pro Forma Financial Statements

           Pro Forma Consolidated Statement of Operations and Condensed Consolidated Balance Sheet

           On April 1, 1998, Jerry's Famous Deli, Inc. acquired certain assets (inventory, property and equipment) and the operations of The Epicure Market, Inc ("Epicure"). The purchase price was $7,100,000 in cash and 934,509 shares of the Company's common stock (valued at approximately $2,500,000). The funding of the purchase of Epicure came primarily from the utilization of available lines of credit and issuance of 934,509 shares of the Company's common stock.

           The acquisition has been accounted for as a purchase, and, accordingly, the purchase price will be allocated to the assets acquired based on their fair market values at the date of acquisition. The unaudited Pro Forma Balance Sheet and Statement of Operations are based on available information and certain assumptions regarding the allocation of purchase price, which could change significantly based on the realization value of certain assets and potential additional transaction costs, if any, and other analysis.

           The unaudited Pro Forma Consolidated Statement of Operations is presented as if the purchase of certain assets and market operations from Epicure, had occurred as of January 1, 1997. The unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the purchase of certain assets and market operations had occurred on December 31, 1997. These financial statements should be read in conjunction with the Consolidated Financial Statements of Jerry's Famous Deli, Inc. ("JFD") and the Notes thereto, included in the Company's Form 10-K for the year ended December 31, 1997. In management's opinion, all adjustments necessary to reflect the purchase of Epicure with JFD have been made.

           The unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations of JFD and Epicure would have been had the acquisition actually occurred as of January 1, 1997, nor do they purport to represent the results of operations for future periods.

                                                                     Year Ended December 31, 1997
                                                      ---------------------------------------------------------
                                                         JFD         Epicure       Adjustment         Pro-Forma
                                                      --------       --------      ---------          ---------
                                                                (in thousands, except per share data)
Revenues                                              $ 56,418       $ 13,599             --          $ 70,017
Cost of goods sold                                      17,508          5,801             --            23,309
                                                      --------       --------       --------          --------
           Gross profit                                 38,910          7,798             --            46,708
Operating expenses                                      28,769          4,819            (76)(a)        33,512
General and administrative expenses                      4,839          1,600           (315)(b)         6,124
Depreciation and amortization expenses                   3,870            154            381 (c)         4,405
                                                      --------       --------       --------          --------
          Total expenses                                37,478          6,573            (10)           44,041
                                                      --------       --------       --------          --------

Income from operations                                   1,432          1,225             10             2,667
Interest income                                             82             73             --               155
Interest expense                                          (682)            (9)          (682)(d)        (1,373)
Other income, net                                           (2)             7             --                 5
                                                      --------       --------       --------          --------
           Income before provision for
              income taxes and minority interest           830          1,296           (672)            1,454
Provision for income taxes                                (134)            --           (212)(e)          (346)
Minority interest                                         (133)            --             --              (133)
                                                      --------       --------       --------          --------

     Net income                                       $    563       $  1,296       $   (884)              975
                                                      ========       ========       ========          ========
     Pro forma net income per share - Basic           $   0.04                                        $   0.07
                                                      ========                                        ========
     Pro forma net income per share - Diluted         $   0.04                                        $   0.07
                                                      ========                                        ========
          Pro forma weighted average
             shares outstanding - Basic               13,369,998 (f)                                14,304,507 (g)
          Pro forma weighted average
             shares outstanding - Diluted             13,419,095 (f)                                14,353,604 (g)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Compensation to the owners of Epicure and certain other persons in the amount of $76,000 for the year has been eliminated.
(b) Elimination of certain sales tax expense, removal of former officer's consulting fees, elimination of 401 (k) plan expenses, and reduction of certain other expenses related to Epicure of $340,000. Rent expense for an additional $25,000 for the year has been added.
(c) Includes amortization expense of goodwill of $287,048, amortization expense of the covenants not to compete of $18,000 and depreciation and amortization expense of the assets acquired (property and equipment) of $230,250 for the year ended. Depreciation and amortization expense of approximately $153,808 taken by Epicure has been eliminated.
(d) Assumes utilization of lines of credit amounting to $6,965,000 occurred as of January 1, 1997, resulting in interest expense of $681,500.
(e) Assumes the provision for income taxes is based on a 34% effective income tax rate based on adjusted Epicure income.
(f) Amount equals applicable outstanding shares as disclosed on the Company's December 31, 1997 Form 10-K.
(g) Includes 934,509 common shares issued in the purchase of Epicure which are treated as outstanding for the entire year.


                 Pro Forma Condensed Consolidated Balance Sheet

                                                                December 31, 1997
                                             -------------------------------------------------------
                                               JFD          Epicure        Adjustments     Pro Forma
                                             -------      ------------     -----------     ---------
                                                                 (in thousands)
ASSETS

Current assets
   Cash and cash equivalents                 $ 2,264      $         --       $  -- (1)      $ 2,264
   Inventory                                     525                --          409(2)          934
   Prepaid expenses                            1,730                --           --           1,730
   Other current assets                          466                --           --             466
                                             -------      ------------      -------         -------
           Total current assets                4,985                --          409           5,394

Property, plant and equipment, net            29,836                --        1,925(2)       31,761
Covenant not to compete                          344                --           90(2)          434
Goodwill                                       1,413                --        7,176(2)        8,589
Other assets                                   1,400                --           --           1,400
                                             -------      ------------      -------         -------


          Total assets                       $37,978      $         --      $ 9,600         $47,578
                                             =======      ============      =======         =======

LIABILITIES AND EQUITY

Current liabilities                          $ 4,024      $         --      $    --         $ 4,024
Long-term debt and other liabilities           8,898                --        7,100          15,998
Minority interest                                480                --           --             480
Equity:
   Preferred stock                                --                --           --              --
   Common stock                               23,725                --        2,500          26,225
   Retained earnings                             851                --           --             851
                                             -------      ------------      -------         -------

           Total liabilities and equity      $37,978      $         --      $ 9,600         $47,578
                                             =======      ============      =======         =======


(1) Records the net change in cash and cash equivalents as a result of net proceeds received from the utilization of lines of credit for $7,100,000 and subsequent payout of the funds to Epicure.

(2) The purchase price of $7,100,000 in cash and 934,509 shares of the Company's common stock (valued at approximately $2,500,000) was allocated to the following: $600,000 to land (parking lot); $500,000 for leasehold improvements and $825,000 in fixtures and equipment which are depreciated on a straight-line basis over 25 and 4 years, respectively; $408,801 in inventory; $90,000 for covenants not to compete, which are amortized on a straight-line basis over 5 years; and the balance of approximately $7,176,200 to goodwill, which is amortized on a straight-line basis over 25 years. Other than inventory, land and fixtures and equipment, no other assets were acquired. In addition, no debt or other liabilities were assumed from Epicure.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             JERRY'S FAMOUS DELI, INC.




Date:  April 23, 1998                        By: /s/    Isaac Starkman
                                                 -------------------------------
                                                        Isaac Starkman
                                                        Chief Executive Officer
                                                        and Chairman of the
                                                        Board of Directors